This  was a verbal  contract  made  between  the  Security  Project
             Manager of U. S satellite and the President of Downstream Incorporated, doing business as, SSI - Security Solutions Incorporated, to have burglar alarm systems installed in Osco Drug Stores #922 and #924 in Helena, Montana for the price of $5850 per store. U. S. Satellite provided and shipped all equipment to be installed to the store locations, and SSI contracted with a Montana company to have the equipment installed.

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